Exhibit 99

Media Contact
202.360.8473

Investor Contact
781.522.5123

Raytheon Technologies Reports 2021 Results,
Announces 2022 Outlook

Expects continued sales, earnings and free cash flow growth in 2022

WALTHAM, Mass., January 25, 2022 – Raytheon Technologies Corporation (NYSE: RTX) reported fourth quarter 2021 results and announced its 2022 outlook.

Fourth quarter 2021
•Sales of $17.0 billion
•GAAP EPS from continuing operations of $0.46, which included $0.62 of acquisition accounting adjustments and net significant and/or non-recurring charges
•Adjusted EPS of $1.08
•Operating cash flow from continuing operations of $3.2 billion; Free cash flow of $2.2 billion
•Completed the acquisitions of FlightAware and SEAKR Engineering, and the disposition of RIS’ Global Training and Services business
•Achieved approximately $190 million of incremental RTX gross cost synergies
•Company backlog of $156 billion; including defense backlog of $63 billion
•Repurchased $327 million of RTX shares

Full year 2021
•Sales of $64.4 billion
•GAAP EPS of $2.58
•Adjusted EPS of $4.27
•Operating cash flow from continuing operations of $7.1 billion; Free cash flow of $5.0 billion
•Achieved approximately $760 million of incremental RTX gross cost synergies
•Repurchased $2.3 billion of RTX shares

Outlook for full year 2022
•Sales of $68.5 - $69.5 billion
•Adjusted EPS of $4.60 - $4.80
•Free cash flow of approximately $6.0 billion. Assumes the legislation requiring R&D capitalization for tax purposes is deferred beyond 2022.
•Share repurchase of at least $2.5 billion of RTX shares

“We closed the year on a strong note with full year adjusted EPS and free cash flow significantly exceeding the outlook we set a year ago,” said Raytheon Technologies Chairman and CEO Greg Hayes. “We also exceeded our cost synergy target for the year, delivered margin expansion across our businesses and returned $5.3 billion of capital to shareowners including the repurchase of $2.3 billion of RTX shares, demonstrating strong execution against our strategy and operational initiatives in 2021.”

See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

“Raytheon Technologies is entering 2022 with continued momentum and resilience. The long-term outlook for our commercial aerospace and defense markets remains strong. Our focused A&D portfolio and intense focus on program execution position us well to deliver sales, earnings and free cash flow growth, as well as margin expansion across all businesses in 2022.”

Fourth Quarter 2021
Raytheon Technologies reported fourth quarter sales of $17.0 billion. GAAP EPS from continuing operations was $0.46 and included $0.62 of acquisition accounting adjustments and net significant and/or non-recurring charges. This includes $0.15 of net divestiture activity related to the disposition of Raytheon Intelligence & Space’s Global Training and Services business, that was offset by $0.33 of debt extinguishment costs, $0.30 of acquisition accounting adjustments primarily related to intangible amortization, $0.11 of accruals related to previously disclosed legal matters, $0.02 of restructuring and $0.01 of other items. Adjusted EPS was $1.08.

The company recorded net income from continuing operations in the fourth quarter of $685 million, which included $929 million of acquisition accounting adjustments and net significant and/or nonrecurring charges. Adjusted net income was $1.6 billion. Operating cash flow from continuing operations in the fourth quarter was $3.2 billion. Capital expenditures were $1.0 billion, resulting in free cash flow of $2.2 billion.

Full Year 2021
Raytheon Technologies reported full year sales of $64.4 billion. GAAP EPS from continuing operations was $2.58 and included $1.69 of acquisition accounting adjustments and net significant and/or non-recurring charges. Adjusted EPS was $4.27.

The company recorded net income from continuing operations for the year of $3.9 billion, which included $2.5 billion of acquisition accounting adjustments and net significant and/or nonrecurring charges. Adjusted net income was $6.4 billion. Operating cash flow from continuing operations for the year was $7.1 billion. Capital expenditures were $2.1 billion, resulting in full year free cash flow of $5.0 billion.

Summary Financial Results – Continuing Operations

	4th Quarter			Twelve Months
($ in millions, except EPS)	2021	2020	% Change	2021	2020	% Change
Reported
Sales	$17,044	$16,419	4%	$64,388	$56,587	14%
Net Income (Loss)	$685	$146	369%	$3,897	$(3,109)	NM
EPS	$0.46	$0.10	360%	$2.58	$(2.29)	NM

Adjusted
Sales	$17,044	$16,583	3%	$64,388	$57,148	13%
Net Income	$1,614	$1,122	44%	$6,445	$3,711	74%
EPS	$1.08	$0.74	46%	$4.27	$2.73	56%

Operating Cash Flow from Continuing Operations	$3,161	$1,370	131%	$7,142	$4,334	65%
Free Cash Flow	$2,207	$747	195%	$5,008	$2,539	97%
NM = Not Meaningful

Backlog and Bookings
Backlog at the end of the fourth quarter was $156 billion, of which $93 billion was from commercial aerospace and $63 billion was from defense.

Notable defense bookings during the quarter included:
•$1.3 billion of classified bookings at Raytheon Intelligence & Space (RIS)
•$729 million for two Standard Missile-2 (SM-2) production contracts for the U.S. Navy and international customers at Raytheon Missiles & Defense (RMD)
•$672 million of Electro-Optical Infrared (EO/IR) products and services contracts, including the Electro-Optical Distributed Aperture System (EODAS) for the F-35 at RIS
•$592 million for an F135 sustainment contract at Pratt & Whitney
•$435 million for an F119 sustainment contract at Pratt & Whitney
•$269 million for Evolved Seasparrow Missile (ESSM) for the U.S. Navy and international customers at RMD
•$255 million for F-135 production contracts at Pratt & Whitney
•$227 million for the Next Generation Jammer (NGJ) Mid-Band for the U.S. Navy at RIS

Segment Results
The company’s reportable segments are Collins Aerospace, Pratt & Whitney, Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD).

Collins Aerospace

	4th Quarter				Twelve Months
($ in millions)	2021	2020	Change		2021	2020	% Change
Reported
Sales	$4,942	$4,374	13%		$18,449	$19,288	(4)%
Operating Profit	$461	$11	4091%		$1,759	$1,466	20%
ROS	9.3%	0.3%	900	bps	9.5%	7.6%	190	bps

Adjusted
Sales	$4,942	$4,388	13%		$18,449	$19,424	(5)%
Operating Profit	$469	$89	427%		$1,799	$1,470	22%
ROS	9.5%	2.0%	750	bps	9.8%	7.6%	220	bps

Collins Aerospace had fourth quarter 2021 adjusted sales of $4,942 million, up 13 percent versus the prior year. The increase in sales was driven by a 47 percent increase in commercial aftermarket and a 4 percent increase in commercial OE, which more than offset a 3 percent decline in military. The increase in commercial sales was driven primarily by the recovery of commercial air traffic which has resulted in higher flight hours, aircraft fleet utilization and narrowbody OE volume, which was partially offset by lower 787 OE and F-35 volume.

Collins Aerospace recorded adjusted operating profit of $469 million in the quarter, up 427 percent versus the prior year. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket volume that was partially offset by higher E&D and SG&A expense.

Pratt & Whitney

	4th Quarter				Twelve Months
($ in millions)	2021	2020	Change		2021	2020	% Change
Reported
Sales	$5,115	$4,465	15%		$18,150	$16,799	8%
Operating Profit (Loss)	$135	$33	309%		$454	$(564)	NM
ROS	2.6%	0.7%	190	bps	2.5%	(3.4)%	590	bps

Adjusted
Sales	$5,115	$4,496	14%		$18,150	$17,224	5%
Operating Profit	$162	$105	54%		$487	$426	14%
ROS	3.2%	2.3%	90	bps	2.7%	2.5%	20	bps
NM = Not Meaningful

Pratt & Whitney had fourth quarter 2021 adjusted sales of $5,115 million, up 14 percent versus the prior year. The increase in sales was driven by a 32 percent increase in commercial OE and a 28 percent increase in commercial aftermarket, which more than offset a 6 percent decrease in military. The increase in commercial sales was primarily due to higher shop visits and related spare part sales and commercial engine deliveries principally driven by the recovery in commercial air traffic. The decrease in military sales was driven by lower spares sales on legacy programs.

Pratt & Whitney recorded adjusted operating profit of $162 million in the quarter, up 54 percent versus the prior year. The increase in adjusted operating profit was primarily driven by drop through on higher commercial aftermarket sales volume, that was offset by higher SG&A and E&D expense and lower military volume on legacy programs.

Raytheon Intelligence & Space

	4th Quarter				Twelve Months
($ in millions)	2021	2020(1)	Change		2021	2020(1)	Change
Reported
Sales	$3,870	$3,933	(2)%		$15,180	$11,069	37%
Operating Profit	$639	$361	77%		$1,833	$1,020	80%
ROS	16.5%	9.2%	730	bps	12.1%	9.2%	290	bps

Adjusted
Sales	$3,870	$3,933	(2)%		$15,180	$11,069	37%
Operating Profit	$400	$361	11%		$1,594	$1,020	56%
ROS	10.3%	9.2%	110	bps	10.5%	9.2%	130	bps

(1) Prior year results have been adjusted to reflect the previously communicated reorganization of the RIS and RMD segments, which became effective on January 1, 2021.

RIS had fourth quarter 2021 adjusted sales of $3,870 million, down 2 percent versus the prior year. The decrease in sales was primarily driven by fewer workdays in the quarter as well as the divestiture of the Global Training and

Services business at the beginning of December. Excluding the impact of acquisitions and divestitures, sales were down 1 percent.

RIS recorded adjusted operating profit of $400 million, up 11 percent versus the prior year. The increase in adjusted operating profit was primarily driven by productivity across various programs.

Raytheon Missiles & Defense

	4th Quarter				Twelve Months
($ in millions)	2021	2020(1)	Change		2021	2020(1)	Change
Reported
Sales	$3,859	$4,184	(8)%		$15,539	$11,396	36%
Operating Profit	$486	$33	1373%		$2,004	$880	128%
ROS	12.6%	0.8%	1180	bps	12.9%	7.7%	520	bps

Adjusted
Sales	$3,859	$4,303	(10)%		$15,539	$11,396	36%
Operating Profit	$486	$579	(16)%		$2,004	$1,396	44%
ROS	12.6%	13.5%	(90)	bps	12.9%	12.2%	70	bps

(1) Prior year results have been adjusted to reflect the previously communicated reorganization of the RIS and RMD segments, which became effective on January 1, 2021.

RMD had fourth quarter 2021 adjusted sales of $3,859 million, down 10 percent versus prior year. The decrease in sales was primarily driven by four fewer workdays in the quarter as well as lower material receipts and expected declines on several international production contracts.

RMD recorded adjusted operating profit of $486 million, down 16 percent versus the prior year. The decrease in adjusted operating profit was driven by lower net program efficiencies and lower sales volume.

About Raytheon Technologies
Raytheon Technologies Corporation is an aerospace and defense company that provides advanced systems and services for commercial, military and government customers worldwide. With four industry-leading businesses ― Collins Aerospace Systems, Pratt & Whitney, Raytheon Intelligence & Space and Raytheon Missiles & Defense ― the company delivers solutions that push the boundaries in avionics, cybersecurity, directed energy, electric propulsion, hypersonics, and quantum physics. The company, formed in 2020 through the combination of Raytheon Company and the United Technologies Corporation aerospace businesses, is headquartered in Waltham, Massachusetts.

Conference Call on the Fourth Quarter 2021 Financial Results
Raytheon Technologies’ financial results conference call will be held on Tuesday, January 25, 2022 at 8:30 a.m. ET. The dial-in number for the conference call will be (866) 219-7829 in the U.S. or (478) 205-0667 outside of the U.S. The passcode is 5177315. The conference call will also be audiocast on the Internet at www.rtx.com. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for download prior to the call.

Use and Definitions of Non-GAAP Financial Measures
Raytheon Technologies Corporation (“RTC”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit (loss), adjusted net income and adjusted earnings per share (“EPS”) are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions and the amortization of customer contractual obligations related to loss making or below market contracts acquired.
Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the Business segments, when applicable, adjustments of net sales similarly reflect continuing operations excluding other significant items, organic sales similarly excludes the impact of foreign currency, acquisitions and divestitures, and other significant items, and adjustments of operating profit (loss) and operating profit margins (also referred to as return on sales (ROS)) similarly reflect continuing operations, excluding restructuring, acquisition accounting adjustments and other significant items.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTC’s common stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations and expected cash flow from operations, respectively) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Raytheon Technologies Corporation (“RTC”) management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTC of the United Technologies Corporation (“UTC”) acquisition of Rockwell Collins in 2018, the merger (the “merger”) between UTC and Raytheon Company (“Raytheon”)) or the spin-offs by UTC of Otis Worldwide Corporation and Carrier Global Corporation into separate independent companies (the “separation transactions”), including estimated synergies and customer cost savings resulting from the merger and the anticipated benefits and costs of the separation transactions and other statements that are not solely historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of changes in global economic, capital market and political conditions in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, inflation, interest rates and foreign currency exchange rates, and geopolitical risks; (2) the effect of and risks relating to coronavirus disease 2019 (COVID-19) pandemic on RTC’s business, supply chain, operations and the industries in which it operates, including the decrease in global air travel and disruption to business and other commercial activities, the impact on the demand for RTC’s products and services, the disruption to global supply and distribution capabilities which have impacted supplies required for RTC’s performance, the financial condition of RTC’s customers and suppliers, challenges relating to employee health, safety, and availability and workplace and facility operations, and the timing and extent of the recovery from COVID-19 and the impact on such recovery from new COVID-19 variants and outbreaks, vaccine-related issues and other future developments; (3) risks associated with U.S. government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a continuing resolution, a government shutdown, or otherwise, and uncertain funding of programs; (4) challenges in the development, production, delivery, support, and performance of RTC advanced technologies and new products and services and the realization of the anticipated benefits (including our expected returns under customer contracts), as well as the challenges of operating in RTC’s highly-competitive industries; (5) risks relating to RTC international operations from, among other things, changes in trade policies, foreign currency fluctuations, economic conditions, political factors, sales methods, and U.S. or local government regulations; (6) the condition of the aerospace industry; (7) risks relating to RTC’s reliance on U.S. and non-U.S. suppliers and commodity markets, including delays and disruptions in the delivery of materials and services to RTC or its suppliers and price increases; (8) the scope, nature, timing and challenges of managing acquisitions, investments, divestitures and other transactions, including the realization of synergies and opportunities for growth and innovation, the assumption of liabilities and other risks and incurrence of related costs and expenses; (9) compliance with legal, environmental, regulatory and other requirements, including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anticorruption requirements, such as the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations in the U.S. and other countries in which RTC and its businesses operate; (10) the outcome of pending, threatened and future legal proceedings, investigations and other contingencies, including those related to U.S. government audits and disputes; (11) factors that could impact RTC’s ability to engage in desirable capital-raising or strategic transactions, including its capital structure, levels of indebtedness, capital expenditures and research and development spending, and the availability of credit, credit market conditions and other factors; (12) uncertainties associated with the timing and scope of future repurchases by RTC of its common stock or declarations of cash dividends, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (13) the risks relating to realizing expected benefits from RTC strategic initiatives such as cost reduction, restructuring, digital transformation and other operational initiatives; (14) the risks relating to the integration of legacy businesses of UTC and RTC as well as the merger, and the realization of the anticipated benefits of those transactions; (15) risks of additional tax exposures due to new tax legislation or other developments, in the U.S. and other countries in which RTC and its businesses operate; (16) the ability of RTC to attract, train and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (17) risks relating to a RTC product safety failure or other failure affecting RTC’s or its customers’ or suppliers’ products or systems; (18) risks relating to cyber-attacks on RTC’s information technology infrastructure, products, suppliers, customers and partners, threats to RTC facilities and personnel, as well as other events outside of RTC’s control such as public health crises, damaging weather or other acts of nature; (19) the effect of changes in accounting estimates for our programs on our financial results; (20) the effect of changes in pension and other postretirement plan estimates and assumptions and contributions; (21) risks relating to an impairment of goodwill and other intangible assets; (22) the effects of climate change and changing climate-related regulations, customer and market demands, products and technologies; and (23) the intended qualification of (i) the merger as a tax-free reorganization and (ii) the separation transactions and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes.

RTC-IR
# # #

Raytheon Technologies Corporation
Consolidated Statement of Operations

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2021	2020	2021	2020
Net Sales	$17,044	$16,419	$64,388	$56,587
Costs and Expenses:
Cost of sales	13,616	14,266	51,897	48,056
Research and development	810	710	2,732	2,582
Selling, general and administrative	1,407	1,351	5,224	5,540
Total Costs and Expenses	15,833	16,327	59,853	56,178
Goodwill impairment	—	—	—	(3,183)
Other income, net	109	50	423	885
Operating profit (loss)	1,320	142	4,958	(1,889)
Non-service pension income	(472)	(244)	(1,944)	(902)
Debt extinguishment costs	617	—	649	—
Interest expense, net	308	349	1,322	1,366
Income (loss) from continuing operations before income taxes	867	37	4,931	(2,353)
Income tax expense	96	(178)	786	575
Net income (loss) from continuing operations	771	215	4,145	(2,928)
Less: Noncontrolling interest in subsidiaries’ earnings from continuing operations	86	69	248	181
Income (loss) from continuing operations attributable to common shareowners	685	146	3,897	(3,109)
Discontinued operations:
Income (loss) from discontinued operations, before tax	21	3	(10)	(216)
Income tax expense from discontinued operations	20	14	23	151
Net income (loss) from discontinued operations	1	(11)	(33)	(367)
Less: Noncontrolling interest in subsidiaries’ earnings from discontinued operations	—	—	—	43
Income (loss) from discontinued operations attributable to common shareowners	1	(11)	(33)	(410)
Net income (loss) attributable to common shareowners	$686	$135	$3,864	$(3,519)

Earnings (loss) Per Share attributable to common shareowners - Basic:
Income (loss) from continuing operations	$0.46	$0.10	$2.60	$(2.29)
Income (loss) from discontinued operations	—	(0.01)	(0.03)	(0.30)
Net income (loss) attributable to common shareowners	$0.46	$0.09	$2.57	$(2.59)
Earnings (loss) Per Share attributable to common shareowners - Diluted:
Income (loss) from continuing operations	$0.46	$0.10	$2.58	$(2.29)
Income (loss) from discontinued operations	—	(0.01)	(0.02)	(0.30)
Net income (loss) attributable to common shareowners	$0.46	$0.09	$2.56	$(2.59)

Weighted Average Shares Outstanding:
Basic shares	1,490.5	1,512.3	1,501.6	1,357.8
Diluted shares	1,500.2	1,515.4	1,508.5	1,357.8

Raytheon Technologies Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended				Twelve Months Ended
	(Unaudited)				(Unaudited)
	December 31, 2021		December 31, 2020(1)		December 31, 2021		December 31, 2020(1)
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace Systems	$4,942	$4,942	$4,374	$4,388	$18,449	$18,449	$19,288	$19,424
Pratt & Whitney	5,115	5,115	4,465	4,496	18,150	18,150	16,799	17,224
Raytheon Intelligence & Space	3,870	3,870	3,933	3,933	15,180	15,180	11,069	11,069
Raytheon Missiles & Defense	3,859	3,859	4,184	4,303	15,539	15,539	11,396	11,396
Total segments	17,786	17,786	16,956	17,120	67,318	67,318	58,552	59,113
Eliminations and other	(742)	(742)	(537)	(537)	(2,930)	(2,930)	(1,965)	(1,965)
Consolidated	$17,044	$17,044	$16,419	$16,583	$64,388	$64,388	$56,587	$57,148

Operating Profit (Loss)
Collins Aerospace Systems	$461	$469	$11	$89	$1,759	$1,799	$1,466	$1,470
Pratt & Whitney	135	162	33	105	454	487	(564)	426
Raytheon Intelligence & Space	639	400	361	361	1,833	1,594	1,020	1,020
Raytheon Missiles & Defense	486	486	33	579	2,004	2,004	880	1,396
Total segments	1,721	1,517	438	1,134	6,050	5,884	2,802	4,312
Eliminations and other	(35)	(35)	(6)	(9)	(133)	(133)	(107)	(87)
Corporate expenses and other unallocated items	(233)	(70)	(99)	(61)	(552)	(284)	(590)	(194)
FAS/CAS operating adjustment	449	449	370	370	1,796	1,796	1,106	1,106
Acquisition accounting adjustments	(582)	—	(561)	—	(2,203)	—	(5,100)	—
Consolidated	$1,320	$1,861	$142	$1,434	$4,958	$7,263	$(1,889)	$5,137

Segment Operating Profit (Loss) Margin
Collins Aerospace Systems	9.3%	9.5%	0.3%	2.0%	9.5%	9.8%	7.6%	7.6%
Pratt & Whitney	2.6%	3.2%	0.7%	2.3%	2.5%	2.7%	(3.4)%	2.5%
Raytheon Intelligence & Space	16.5%	10.3%	9.2%	9.2%	12.1%	10.5%	9.2%	9.2%
Raytheon Missiles & Defense	12.6%	12.6%	0.8%	13.5%	12.9%	12.9%	7.7%	12.2%
Total segment	9.7%	8.5%	2.6%	6.6%	9.0%	8.7%	4.8%	7.3%
(1)    Effective January 1, 2021, we reorganized certain product areas of our Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD) businesses to more efficiently leverage our capabilities and we have reclassified the prior year numbers in the table above. The reorganization does not impact our previously reported Collins Aerospace Systems and Pratt & Whitney segment results, or our consolidated balance sheets, statements of operations or statements of cash flows.

Raytheon Technologies Corporation
Consolidated Balance Sheet

	December 31, 2021	December 31, 2020
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$7,832	$8,802
Accounts receivable, net	9,661	9,254
Contract assets	11,361	9,931
Inventory, net	9,178	9,411
Other assets, current	4,018	5,978
Total Current Assets	42,050	43,376
Customer financing assets	2,848	3,144
Fixed assets, net	14,972	14,962
Operating lease right-of-use assets	1,958	1,880
Goodwill	54,436	54,285
Intangible assets, net	38,516	40,539
Other assets	6,624	3,967
Total Assets	$161,404	$162,153

Liabilities, Redeemable Noncontrolling Interest and Equity
Short-term borrowings	$134	$247
Accounts payable	8,751	8,639
Accrued employee compensation	2,658	3,006
Other accrued liabilities	10,162	10,517
Contract liabilities	13,720	12,889
Long-term debt currently due	24	550
Total Current Liabilities	35,449	35,848
Long-term debt	31,327	31,026
Operating lease liabilities, non-current	1,657	1,516
Future pension and postretirement benefit obligations	7,855	10,342
Other long-term liabilities	10,417	9,537
Total Liabilities	86,705	88,269
Redeemable noncontrolling interest	35	32
Shareowners’ Equity:
Common Stock	37,445	36,881
Treasury Stock	(12,727)	(10,407)
Retained earnings	50,265	49,423
Accumulated other comprehensive loss	(1,915)	(3,734)
Total Shareowners’ Equity	73,068	72,163
Noncontrolling interest	1,596	1,689
Total Equity	74,664	73,852
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$161,404	$162,153

Raytheon Technologies Corporation
Consolidated Statement of Cash Flows

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions)	2021	2020	2021	2020
Operating Activities:
Net income (loss) from continuing operations	$771	$215	$4,145	$(2,928)
Adjustments to reconcile net income (loss) from continuing operations to net cash flows provided by operating activities:
Depreciation and amortization	1,144	1,153	4,557	4,156
Deferred income tax (benefit) provision	54	(65)	(88)	(99)
Stock compensation cost	99	77	442	330
Net periodic pension and other postretirement income	(341)	(88)	(1,414)	(413)
Debt extinguishment costs	617	—	649	—
Goodwill impairment charge	—	—	—	3,183
Change in:
Accounts receivable	(173)	751	(570)	1,318
Contract assets	(477)	(636)	(1,594)	63
Inventory	220	523	163	412
Other current assets	(291)	(64)	(566)	(445)
Accounts payable and accrued liabilities	492	(800)	917	(1,666)
Contract liabilities	1,289	775	1,372	1,129
Global pension contributions	(21)	(961)	(59)	(1,025)
Other operating activities, net	(222)	490	(812)	319
Net cash flows provided by operating activities from continuing operations	3,161	1,370	7,142	4,334
Investing Activities:
Capital expenditures	(954)	(623)	(2,134)	(1,795)
Investments in businesses	(1,082)	(419)	(1,088)	(419)
Dispositions of businesses, net of cash transferred	805	(19)	1,879	2,556
Cash acquired in Raytheon Merger	—	—	—	3,208
Receipts (payments) on customer financing assets, net	134	226	158	88
Increase in collaboration intangible assets	(50)	(36)	(188)	(172)
(Payments) receipts from settlements of derivative contracts, net	(58)	83	(16)	(32)
Other investing activities, net	(20)	(21)	25	(91)
Net cash flows (used in) provided by investing activities from continuing operations	(1,225)	(809)	(1,364)	3,343
Financing Activities:
Issuance of long-term debt	2,081	5	4,062	2,004
Distribution from discontinued operations	—	—	—	17,207
Repayment of long-term debt	(1,747)	(1,030)	(4,254)	(16,082)
Debt extinguishment costs	(609)	—	(649)	—
(Decrease) increase in short-term borrowings, net	(72)	19	(113)	(2,041)
Proceeds from Common Stock issued under employee stock plans	4	9	7	15
Dividends paid on Common Stock	(745)	(706)	(2,957)	(2,732)
Repurchase of Common Stock	(327)	—	(2,327)	(47)
Net transfer to discontinued operations	(44)	(35)	(71)	(2,033)
Other financing activities, net	(115)	(66)	(454)	(151)
Net cash flows used in financing activities from continuing operations	(1,574)	(1,804)	(6,756)	(3,860)
Discontinued Operations:
Net cash (used in) provided by operating activities	(44)	(35)	(71)	(728)
Net cash used in investing activities	—	—	—	(241)
Net cash provided by (used in) financing activities	44	35	71	(1,414)
Net cash used in discontinued operations	—	—	—	(2,383)
Effect of foreign exchange rate changes on cash and cash equivalents from continuing operations	(11)	43	(1)	54
Effect of foreign exchange rate changes on cash and cash equivalents from discontinued operations	—	—	—	(76)
Net increase (decrease) in cash, cash equivalents and restricted cash	351	(1,200)	(979)	1,412
Cash, cash equivalents and restricted cash, beginning of year	7,502	10,032	8,832	4,961
Cash, cash equivalents and restricted cash within assets related to discontinued operations, beginning of year	—	—	—	2,459
Cash, cash equivalents and restricted cash, end of year	7,853	8,832	7,853	8,832
Less: Restricted cash, included in Other assets	21	30	21	30
Cash and cash equivalents, end of year	$7,832	$8,802	$7,832	$8,802

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2021	2020(2)	2021	2020(2)
Collins Aerospace Systems
Net sales	$4,942	$4,374	$18,449	$19,288
Significant unfavorable contract adjustments(1)	—	(14)	—	(136)
Adjusted net sales	$4,942	$4,388	$18,449	$19,424

Operating profit	$461	$11	$1,759	$1,466
Restructuring	(8)	(65)	(40)	(360)
Significant unfavorable contract adjustments(1)	—	(14)	—	(183)
Charges related to customer bankruptcies and collectability risk(1)	—	(2)	—	(125)
Foreign government wage subsidies(1)	—	16	—	72
Fixed asset impairment(1)	—	—	—	(3)
Gain on sale of businesses	—	(13)	—	595
Adjusted operating profit	$469	$89	$1,799	$1,470
Adjusted operating profit margin	9.5%	2.0%	9.8%	7.6%
Pratt & Whitney
Net sales	$5,115	$4,465	$18,150	$16,799
Favorable impact of a contract termination(1)	—	—	—	22
Significant unfavorable contract adjustments(1)	—	(31)	—	(447)
Adjusted net sales	$5,115	$4,496	$18,150	$17,224

Operating profit (loss)	$135	$33	$454	$(564)
Restructuring	(1)	(10)	(7)	(180)
Litigation accrual	(26)	—	(26)	—
Charges related to customer bankruptcies and collectability risk(1)	—	(28)	—	(262)
Significant unfavorable contract adjustments(1)	—	(27)	—	(680)
Foreign government wage subsidies(1)	—	36	—	153
Charges related to a commercial financing arrangement(1)	—	(43)	—	(43)
Favorable impact of a contract termination(1)	—	—	—	22
Adjusted operating profit	$162	$105	$487	$426
Adjusted operating profit margin	3.2%	2.3%	2.7%	2.5%
Raytheon Intelligence & Space
Net sales	$3,870	$3,933	$15,180	$11,069

Operating profit	$639	$361	$1,833	$1,020
Gain on sale of business	239	—	239	—
Adjusted operating profit	$400	$361	$1,594	$1,020
Adjusted operating profit margin	10.3%	9.2%	10.5%	9.2%
Raytheon Missiles & Defense
Net sales	$3,859	$4,184	$15,539	$11,396
Middle East contract adjustment	—	(119)	—	—
Adjusted net sales	$3,859	$4,303	$15,539	$11,396

Operating profit	$486	$33	$2,004	$880
Middle East contract adjustment	—	(546)	—	(516)
Adjusted operating profit	$486	$579	$2,004	$1,396
Adjusted operating profit margin	12.6%	13.5%	12.9%	12.2%

Eliminations and Other
Net sales	$(742)	$(537)	$(2,930)	$(1,965)
Operating loss	$(35)	$(6)	$(133)	$(107)
Restructuring	—	3	—	(20)
Adjusted operating loss	$(35)	$(9)	$(133)	$(87)
Corporate expenses and other unallocated items
Operating loss	$(233)	$(99)	$(552)	$(590)
Restructuring	(16)	(16)	(96)	(208)
Litigation accrual	(147)	—	(147)	—
Costs associated with the separation of the commercial businesses	—	(2)	(8)	(23)
Transaction and integration costs associated with the Raytheon Merger	—	(20)	(17)	(165)
Adjusted operating loss	$(70)	$(61)	$(284)	$(194)
FAS/CAS Operating Adjustment
Operating profit	$449	$370	$1,796	$1,106
Acquisition Accounting Adjustments
Operating loss	$(582)	$(561)	$(2,203)	$(5,100)
Intangible impairment(1)	—	—	—	(57)
Goodwill impairment(1)	—	—	—	(3,183)
Acquisition accounting adjustments	(582)	(561)	(2,203)	(1,860)
Adjusted operating profit	$—	$—	$—	$—
RTC Consolidated
Net sales	$17,044	$16,419	$64,388	$56,587
Favorable impact of a contract termination	—	—	—	22
Significant unfavorable contract adjustments	—	(45)	—	(583)
Middle East contract adjustment	—	(119)	—	—
Adjusted net sales	$17,044	$16,583	$64,388	$57,148
Operating profit (loss)	$1,320	$142	$4,958	$(1,889)
Restructuring	(25)	(88)	(143)	(768)
Acquisition accounting adjustments	(582)	(561)	(2,203)	(1,860)
Total significant non-recurring and non-operational items included in Operating profit (loss) above	66	(643)	41	(4,398)
Adjusted operating profit	$1,861	$1,434	$7,263	$5,137
(1)    Total significant non-recurring and non-operational items in the table above for the quarter and twelve months ended December 31, 2020 includes a net pre-tax charge of $0.1 billion and $4.3 billion, respectively, related to the impact of the COVID-19 pandemic, primarily consisting of charges related to the impairment of goodwill in the second quarter of 2020, significant unfavorable contract adjustments, and customer bankruptcies and increased collectability risk. Management determined these items are incremental to similar costs (or income) incurred for reasons other than the pandemic and not expected to recur once the impact of the pandemic has subsided, and therefore, not indicative of the Company’s ongoing operational performance and appropriate for adjustment in the applicable periods. Similar items were not significant for the quarter and twelve months ended December 31, 2021, therefore, such items have not been adjusted for in the table above for the quarter and twelve months ended December 31, 2021.
(2)    Effective January 1, 2021, we reorganized certain product areas of our Raytheon Intelligence & Space (RIS) and Raytheon Missiles & Defense (RMD) businesses to more efficiently leverage our capabilities and we have reclassified the prior year numbers in the table above. The reorganization does not impact our previously reported Collins Aerospace Systems and Pratt & Whitney segment results, or our consolidated balance sheets, statements of operations or statements of cash flows.

Raytheon Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results
Adjusted Income from Continuing Operations, Earnings Per Share, Weighted Average Diluted Shares Outstanding and Effective Tax Rate

	Quarter Ended December 31,		Twelve Months Ended December 31,
	(Unaudited)		(Unaudited)
(dollars and shares in millions - Income (Expense))	2021	2020	2021	2020
Income (loss) from continuing operations attributable to common shareowners	$685	$146	$3,897	$(3,109)
Total Restructuring	(25)	(88)	(143)	(768)
Total Acquisition accounting adjustments	(582)	(561)	(2,203)	(1,860)
Total significant non-recurring and non-operational items included in Operating profit (loss)	66	(643)	41	(4,398)
Significant non-recurring and non-operational items included in Non-service Pension Income
Pension curtailment/settlement	(29)	(4)	(29)	(29)
Pension curtailment/settlement related to the sale of businesses	12	—	12	(8)
Non-service pension restructuring	—	(4)	—	(9)

Debt extinguishment costs	(617)	—	(649)	—

Significant non-recurring and non-operational items included in Interest Expense, Net
Deferred compensation	—	—	—	4
Tax effect of restructuring and significant non-recurring and non-operational items above	137	260	535	653
Significant non-recurring and non-operational items included in Income Tax Expense
Tax impact from UK rate change	—	—	(73)	—
Tax impact from business disposals	104	55	(44)	45
Tax expenses associated with the Company’s separation of Otis and Carrier	—	—	—	(415)
Tax impact related to debt exchange	—	(13)	—	(62)
Revaluation of certain international tax incentives	51	(2)	51	(48)
Revaluation of deferred taxes related to Raytheon merger and the Company’s separation of Otis and Carrier	(30)	25	(30)	56
Tax impact of goodwill impairment	—	—	—	11
Tax impact as a result of tax reform regulations	—	(5)	—	4
State valuation allowance releases	—	4	—	4
Significant non-recurring and non-operational items included in Noncontrolling Interest
Noncontrolling interest resulting from the revaluation of certain international tax incentives	(16)	—	(16)	—
Less: Impact on net income attributable to common shareowners	(929)	(976)	(2,548)	(6,820)
Adjusted income from continuing operations attributable to common shareowners	$1,614	$1,122	$6,445	$3,711

Diluted Earnings (Loss) Per Share	$0.46	$0.10	$2.58	$(2.29)
Impact on Diluted Earnings (Loss) Per Share	(0.62)	(0.64)	(1.69)	(5.02)
Adjusted Diluted Earnings Per Share	$1.08	$0.74	$4.27	$2.73

Weighted Average Number of Shares Outstanding
Reported Diluted	1,500.2	1,515.4	1,508.5	1,357.8
Impact of dilutive shares(1)	—	—	—	3.9
Adjusted Diluted	1,500.2	1,515.4	1,508.5	1,361.7

Effective Tax Rate	11.1%	(481.1)%	15.9%	(24.4)%
Impact on Effective Tax Rate	6.4%	492.0%	(0.4)%	41.9%
Adjusted Effective Tax Rate	17.5%	10.9%	15.5%	17.5%
(1)     The computation of reported diluted earnings per share in the twelve months ended December 31, 2020 excludes the effect of the potential exercise of stock awards, including stock appreciation rights and stock options, because their effect was antidilutive due to the reported loss from operations. On an adjusted basis, the Company reported income from continuing operations and therefore, the dilutive effect of such awards is included in the calculation of Adjusted Diluted Earnings Per Share.

Raytheon Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended December 31,
	(Unaudited)
(dollars in millions)	2021	2020
Net cash flows provided by operating activities from continuing operations	$3,161	$1,370
Capital expenditures	(954)	(623)
Free cash flow	$2,207	$747

	Twelve Months Ended December 31,
	(Unaudited)
(dollars in millions)	2021	2020
Net cash flows provided by operating activities from continuing operations	$7,142	$4,334
Capital expenditures	(2,134)	(1,795)
Free cash flow	$5,008	$2,539